Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact	Media Contact
Warren Edwards	Lesley Pool
Executive Vice President/	Senior Vice President/
Chief Financial Officer	Chief Marketing Officer
ACS, Inc.	ACS, Inc.
214-841-8082	214-841-8028
warren.edwards@acs-inc.com	lesley.pool@acs-inc.com

ACS Announces Completion of Redemption
of 3.5% Convertible Notes

DALLAS, TEXAS: February 27, 2004 — ACS (NYSE: ACS), a premier provider of business process and information technology outsourcing solutions, announced today that it has completed its previously announced redemption of its 3.5% Convertible Subordinated Notes due February 2006 (the “Notes”). Holders of 99.9% of the outstanding Notes converted prior to the February 27, 2004, redemption date and as a result of such conversions 7,291,983 shares of ACS’ Class A Common Stock were issued to such holders.

ACS, a Fortune 500 company with more than 40,000 employees supporting client operations in nearly 100 countries, provides business processing and information technology outsourcing solutions to world-class commercial and government clients. The company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.